For Release: May 10, 2021
Investor Contact: Phil Morgan, 402.458.3038
Nelnet, Inc. supplemental financial information for the first quarter 2021
(All dollars are in thousands, except per share amounts, unless otherwise noted)
The following information should be read in connection with Nelnet, Inc.'s (the “Company's”) press release for first quarter 2021 earnings, dated May 10, 2021, and the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2021.
Forward-looking and cautionary statements
This report contains forward-looking statements and information that are based on management's current expectations as of the date of this document. Statements that are not historical facts, including statements about the Company's plans and expectations for future financial condition, results of operations or economic performance, or that address management's plans and objectives for future operations, and statements that assume or are dependent upon future events, are forward-looking statements. The words “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “intend,” “may,” “plan,” “potential,” “predict,” “scheduled,” “should,” “will,” “would,” and similar expressions, as well as statements in future tense, are intended to identify forward-looking statements.
The forward-looking statements are based on assumptions and analyses made by management in light of management's experience and its perception of historical trends, current conditions, expected future developments, and other factors that management believes are appropriate under the circumstances. These statements are subject to known and unknown risks, uncertainties, assumptions, and other factors that may cause the actual results and performance to be materially different from any future results or performance expressed or implied by such forward-looking statements. These factors include, among others, the risks and uncertainties set forth in the “Risk Factors” section of the Company's Annual Report on Form 10-K for the year ended December 31, 2020 (the "2020 Annual Report"), and include such risks and uncertainties as:
•risks and uncertainties related to the severity, magnitude, and duration of the coronavirus disease 2019 (“COVID-19”) pandemic, including changes in the macroeconomic environment and consumer behavior, restrictions on business, educational, individual, or travel activities intended to slow the spread of the pandemic, and volatility in market conditions resulting from the pandemic, including interest rates, the value of equities, and other financial assets;
•risks related to the ability to successfully maintain and increase allocated volumes of student loans serviced by the Company under existing and any future servicing contracts with the U.S. Department of Education (the "Department"), which current contracts accounted for 27 percent of the Company's revenue in 2020, risks to the Company related to the Department's initiatives to procure new contracts for federal student loan servicing, including the pending and uncertain nature of the Department's NextGen and ISS procurement processes (under which awards of new NextGen contracts have been made to other service providers), the possibility that awards or evaluations of proposals may be challenged by various interested parties and may not be finalized or implemented for an extended period of time or at all, risks that the Company may not be successful in obtaining any of such potential new contracts, and risks related to the Company's ability to comply with agreements with third-party customers for the servicing of Federal Direct Loan Program, Federal Family Education Loan Program (the "FFEL Program" or "FFELP"), and private education and consumer loans;
•loan portfolio risks such as interest rate basis and repricing risk resulting from the fact that the interest rate characteristics of the student loan assets do not match the interest rate characteristics of the funding for those assets, the risk of loss of floor income on certain student loans originated under the FFEL Program, risks related to the use of derivatives to manage exposure to interest rate fluctuations, uncertainties regarding the expected benefits from purchased securitized and unsecuritized FFELP, private education, and consumer loans, or investment interests therein, and initiatives to purchase additional FFELP, private education, and consumer loans, and risks from changes in levels of loan prepayment or default rates;
•financing and liquidity risks, including risks of changes in the general interest rate environment, including the availability of any relevant money market index rate such as LIBOR or the relationship between the relevant money market index rate and the rate at which the Company's assets and liabilities are priced, and changes in the securitization and other financing markets for loans, including adverse changes resulting from unanticipated repayment trends on student loans in the Company's securitization trusts that could accelerate or delay repayment of the associated bonds, which may increase the costs or limit the availability of financings necessary to purchase, refinance, or continue to hold student loans;
•risks from changes in the terms of education loans and in the educational credit and services markets resulting from changes in applicable laws, regulations, and government programs and budgets, such as changes resulting from the Coronavirus Aid, Relief, and Economic Security Act (the "CARES Act") and the expected decline over time in FFELP loan interest income due to the discontinuation of new FFELP loan originations in 2010 and potential government initiatives or proposals to consolidate existing FFELP loans to the Federal Direct Loan Program, otherwise allow FFELP loans to be refinanced with Federal Direct Loan Program loans, or create additional loan forgiveness or broad debt cancellation programs;
•risks related to a breach of or failure in the Company's operational or information systems or infrastructure, or those of third-party vendors, including cybersecurity risks related to the potential disclosure of confidential loan borrower and other customer information, the potential disruption of the Company's systems or those of third-party vendors or customers, and/or the potential damage to the Company's reputation resulting from cyber-breaches;
•uncertainties inherent in forecasting future cash flows from student loan assets and related asset-backed securitizations;
•risks and uncertainties of the expected benefits from the November 2020 launch of Nelnet Bank operations, including the ability to successfully conduct banking operations and achieve expected market penetration;
•risks related to the expected benefits to the Company and to ALLO Communications LLC (“ALLO”) from the recapitalization and additional funding for ALLO and the Company’s continuing investment in ALLO, and risks related to investments in solar projects, including risks of not being able to realize tax credits which remain subject to recapture by taxing authorities;
•risks and uncertainties related to other initiatives to pursue additional strategic investments, acquisitions, and other activities, such as the completed and additional planned transactions associated with the sale by Wells Fargo of its private education loan portfolio (including potential errors in converting loan servicing portfolio acquisitions to the Company's servicing platform), including activities that are intended to diversify the Company both within and outside of its historical core education-related businesses; and
•risks and uncertainties associated with litigation matters and with maintaining compliance with the extensive regulatory requirements applicable to the Company's businesses, reputational and other risks, including the risk of increased regulatory costs resulting from the politicization of student loan servicing, and uncertainties inherent in the estimates and assumptions about future events that management is required to make in the preparation of the Company's consolidated financial statements.
All forward-looking statements contained in this supplement are qualified by these cautionary statements and are made only as of the date of this document. Although the Company may from time to time voluntarily update or revise its prior forward-looking statements to reflect actual results or changes in the Company's expectations, the Company disclaims any commitment to do so except as required by law.

Consolidated Statements of Operations
(Dollars in thousands, except share data)
(unaudited)

	Three months ended
	March 31, 2021	December 31, 2020	March 31, 2020
Interest income:
Loan interest	$124,117	132,673	181,793
Investment interest	4,986	6,165	7,398
Total interest income	129,103	138,838	189,191
Interest expense:
Interest on bonds and notes payable and bank deposits	27,773	52,282	134,118
Net interest income	101,330	86,556	55,073
Less (negative provision) provision for loan losses	(17,048)	(10,116)	76,299
Net interest income after provision for loan losses	118,378	96,672	(21,226)
Other income/expense:
Loan servicing and systems revenue	111,517	113,990	112,735
Education technology, services, and payment processing revenue	95,258	65,097	83,675
Communications revenue	—	19,253	18,181
Other	(4,604)	(12,350)	8,281
Gain on sale of loans	—	—	18,206
Gain from deconsolidation of ALLO	—	258,588	—
Impairment expense and provision for beneficial interests, net	2,436	9,696	(34,087)
Derivative settlements, net	(4,304)	(3,988)	4,237
Derivative market value adjustments, net	38,809	(7,071)	(20,602)
Total other income/expense	239,112	443,215	190,626
Cost of services:
Cost to provide education technology, services, and payment processing services	27,052	18,782	22,806
Cost to provide communications services	—	5,573	5,582
Total cost of services	27,052	24,355	28,388
Operating expenses:
Salaries and benefits	115,791	136,612	119,878
Depreciation and amortization	20,184	31,350	27,648
Other expenses	36,698	45,391	43,384
Total operating expenses	172,673	213,353	190,910
Income (loss) before income taxes	157,765	302,179	(49,898)
Income tax (expense) benefit	(34,861)	(70,573)	10,133
Net income (loss)	122,904	231,606	(39,765)
Net loss (income) attributable to noncontrolling interests	694	3,385	(767)
Net income (loss) attributable to Nelnet, Inc.	$123,598	234,991	(40,532)
Earnings per common share:
Net income attributable to Nelnet, Inc. shareholders - basic and diluted	$3.20	6.10	(1.01)
Weighted average common shares outstanding - basic and diluted	$38,603,555	38,552,261	39,955,514

Condensed Consolidated Balance Sheets
(Dollars in thousands)
(unaudited)

	As of	As of	As of
	March 31, 2021	December 31, 2020	March 31, 2020
Assets:
Loans and accrued interest receivable, net	$19,737,530	20,185,656	21,158,208
Cash, cash equivalents, and investments	1,117,328	1,114,189	458,783
Restricted cash	802,962	837,146	895,494
Goodwill and intangible assets, net	208,810	217,162	231,039
Other assets	300,578	292,007	537,104
Total assets	$22,167,208	22,646,160	23,280,628
Liabilities:
Bonds and notes payable	$18,754,715	19,320,726	20,466,730
Bank deposits	111,830	54,633	—
Other liabilities	551,562	642,452	488,098
Total liabilities	19,418,107	20,017,811	20,954,828
Equity:
Total Nelnet, Inc. shareholders' equity	2,752,190	2,632,042	2,320,680
Noncontrolling interests	(3,089)	(3,693)	5,120
Total equity	2,749,101	2,628,349	2,325,800
Total liabilities and equity	$22,167,208	22,646,160	23,280,628

Overview
The Company is a diverse company with a purpose to serve others and a vision to make customers' dreams possible by delivering customer focused products and services. The largest operating businesses engage in loan servicing and education technology, services, and payment processing, and the Company also has a significant investment in communications. A significant portion of the Company's revenue is net interest income earned on a portfolio of federally insured student loans. The Company also makes investments to further diversify both within and outside of its historical core education-related businesses, including, but not limited to, investments in real estate, early-stage and emerging growth companies, and renewable energy.
GAAP Net Income and Non-GAAP Net Income, Excluding Adjustments
The Company prepares its financial statements and presents its financial results in accordance with U.S. GAAP. However, it also provides additional non-GAAP financial information related to specific items management believes to be important in the evaluation of its operating results and performance. A reconciliation of the Company's GAAP net income (loss) to net income (loss), excluding derivative market value adjustments, and a discussion of why the Company believes providing this additional information is useful to investors, is provided below.

	Three months ended
	March 31, 2021	December 31, 2020	March 31, 2020
GAAP net income (loss) attributable to Nelnet, Inc.	$123,598	234,991	(40,532)
Realized and unrealized derivative market value adjustments	(38,809)	7,071	20,602
Tax effect (a)	9,314	(1,697)	(4,944)
Net income (loss) attributable to Nelnet, Inc., excluding derivative market value adjustments (b)	$94,103	240,365	(24,874)

Earnings per share:
GAAP net income (loss) attributable to Nelnet, Inc.	$3.20	6.10	(1.01)
Realized and unrealized derivative market value adjustments	(1.01)	0.18	0.52
Tax effect (a)	0.25	(0.05)	(0.13)
Net income (loss) attributable to Nelnet, Inc., excluding derivative market value adjustments (b)	$2.44	6.23	(0.62)

(a) The tax effects are calculated by multiplying the realized and unrealized derivative market value adjustments by the applicable statutory income tax rate.
(b) "Derivative market value adjustments" includes both the realized portion of gains and losses (corresponding to variation margin received or paid on derivative instruments that are settled daily at a central clearinghouse) and the unrealized portion of gains and losses that are caused by changes in fair values of derivatives which do not qualify for "hedge treatment" under GAAP. "Derivative market value adjustments" does not include "derivative settlements" that represent the cash paid or received during the current period to settle with derivative instrument counterparties the economic effect of the Company's derivative instruments based on their contractual terms.
The accounting for derivatives requires that changes in the fair value of derivative instruments be recognized currently in earnings, with no fair value adjustment of the hedged item, unless specific hedge accounting criteria is met. Management has structured all of the Company’s derivative transactions with the intent that each is economically effective; however, the Company’s derivative instruments do not qualify for hedge accounting. As a result, the change in fair value of derivative instruments is reported in current period earnings with no consideration for the corresponding change in fair value of the hedged item. Under GAAP, the cumulative net realized and unrealized gain or loss caused by changes in fair values of derivatives in which the Company plans to hold to maturity will equal zero over the life of the contract. However, the net realized and unrealized gain or loss during any given reporting period fluctuates significantly from period to period.
The Company believes these point-in-time estimates of asset and liability values related to its derivative instruments that are subject to interest rate fluctuations are subject to volatility mostly due to timing and market factors beyond the control of management, and affect the period-to-period comparability of the results of operations. Accordingly, the Company’s management utilizes operating results excluding these items for comparability purposes when making decisions regarding the Company’s performance and in presentations with credit rating agencies, lenders, and investors. Consequently, the Company reports this non-GAAP information because the Company believes that it provides additional information regarding operational and performance indicators that are closely assessed by management. There is no comprehensive, authoritative guidance for the presentation of such non-GAAP information, which is only meant to supplement GAAP results by providing additional information that management utilizes to assess performance.

Operating Results
The Company earns net interest income on its loan portfolio, consisting primarily of FFELP loans, in its Asset Generation and Management ("AGM") operating segment. This segment is expected to generate a stable net interest margin and significant amounts of cash as the FFELP portfolio amortizes. As of March 31, 2021, AGM had a $19.0 billion loan portfolio that management anticipates will amortize over the next approximately 20 years and has a weighted average remaining life of 9.5 years. The Company actively works to maximize the amount and timing of cash flows generated by its FFELP portfolio and seeks to acquire additional loan assets to leverage its servicing scale and expertise to generate incremental earnings and cash flow. However, due to the continued amortization of the Company’s FFELP loan portfolio, over time, the Company's net income generated by the AGM segment will continue to decrease. The Company currently believes that in the short-term it will most likely not be able to invest the excess cash generated from the FFELP loan portfolio into assets that immediately generate the rates of return historically realized from that portfolio.
In addition, the Company earns fee-based revenue through the following reportable operating segments:
•Loan Servicing and Systems ("LSS") - referred to as Nelnet Diversified Services ("NDS")
•Education Technology, Services, and Payment Processing ("ETS&PP") - referred to as Nelnet Business Services ("NBS")
Further, the Company earned communications revenue through ALLO, formerly a majority owned subsidiary of the Company prior to a recapitalization of ALLO resulting in the deconsolidation of ALLO from the Company’s financial statements on December 21, 2020. The recapitalization of ALLO was not considered a strategic shift in the Company’s involvement with ALLO, and ALLO’s results of operations, prior to the deconsolidation, are presented by the Company as a reportable operating segment.
On November 2, 2020, the Company obtained final approval for federal deposit insurance from the Federal Deposit Insurance Corporation ("FDIC") and for a bank charter from the Utah Department of Financial Institutions ("UDFI") in connection with the establishment of Nelnet Bank, and Nelnet Bank launched operations. Nelnet Bank operates as an internet Utah-chartered industrial bank franchise focused on the private education loan marketplace, with a home office in Salt Lake City, Utah. Nelnet Bank’s operations are presented by the Company as a reportable operating segment.
Other business activities and operating segments that are not reportable are combined and included in Corporate and Other Activities ("Corporate"). Corporate and Other Activities also includes income earned on certain investments and interest expense incurred on unsecured and other corporate related debt transactions. In addition, the Corporate segment includes direct incremental costs associated with Nelnet Bank prior to the UDFI’s approval for its bank charter and certain shared service and support costs incurred by the Company that will not be reflected in Nelnet Bank’s operating results through 2023 (the bank’s de novo period). Such Nelnet Bank-related costs included in the Corporate segment totaled $0.7 million (pre-tax) and $1.2 million (pre-tax) for the three months ended March 31, 2021 and 2020, respectively.

The information below provides the operating results for each reportable operating segment for the three months ended March 31, 2021 and 2020 (dollars in millions).

LSS (a)	ETS&PP	ALLO (b)	AGM (c)	Bank (c)
(a)    Revenue includes intersegment revenue.
(b)    On December 21, 2020, the Company deconsolidated ALLO from the Company’s consolidated financial statements. Accordingly, there are no operating results for the (former) Communications operating segment in 2021.
(c)    Total revenue includes "net interest income" and "total other income/expense" from the Company's segment statements of operations, excluding the impact from changes in fair values of derivatives. Net income (loss) excludes changes in fair values of derivatives, net of tax. For information regarding the exclusion of the impact from changes in fair values of derivatives, see "GAAP Net Income and Non-GAAP Net Income, Excluding Adjustments" above.

Segment Reporting
The following tables include the results of each of the Company's reportable operating segments reconciled to the consolidated financial statements.

	Three months ended March 31, 2021
	Loan Servicing and Systems	Education Technology, Services, and Payment Processing	Communications (a)	Asset Generation and Management	Nelnet Bank	Corporate and Other Activities	Eliminations	Total
Total interest income	$34	263	—	126,402	1,376	1,246	(218)	129,103
Interest expense	23	—	—	26,950	194	824	(218)	27,773
Net interest income (expense)	11	263	—	99,452	1,182	422	—	101,330
Less (negative provision) provision for loan losses	—	—	—	(17,470)	422	—	—	(17,048)
Net interest income after provision for loan losses	11	263	—	116,922	760	422	—	118,378
Other income/expense:
Loan servicing and systems revenue	111,517	—	—	—	—	—	—	111,517
Intersegment revenue	8,268	3	—	—	—	—	(8,271)	—
Education technology, services, and payment processing revenue	—	95,258	—	—	—	—	—	95,258
Communications revenue	—	—	—	—	—	—	—	—
Other	1,113	—	—	445	22	(6,184)	—	(4,604)
Gain on sale of loans	—	—	—	—	—	—	—	—
Impairment expense and provision for beneficial interests, net	—	—	—	2,436	—	—	—	2,436
Derivative settlements, net	—	—	—	(4,304)	—	—	—	(4,304)
Derivative market value adjustments, net	—	—	—	38,809	—	—	—	38,809
Total other income/expense	120,898	95,261	—	37,386	22	(6,184)	(8,271)	239,112
Cost of services:
Cost to provide education technology, services, and payment processing services	—	27,052	—	—	—	—	—	27,052
Cost to provide communications services	—	—	—	—	—	—	—	—
Total cost of services	—	27,052	—	—	—	—	—	27,052
Operating expenses:
Salaries and benefits	66,458	25,941	—	495	1,488	21,409	—	115,791
Depreciation and amortization	8,192	3,071	—	—	—	8,920	—	20,184
Other expenses	13,285	4,822	—	3,777	545	14,272	—	36,698
Intersegment expenses, net	16,890	3,664	—	8,427	3	(20,713)	(8,271)	—
Total operating expenses	104,825	37,498	—	12,699	2,036	23,888	(8,271)	172,673
Income (loss) before income taxes	16,084	30,974	—	141,609	(1,254)	(29,650)	—	157,765
Income tax (expense) benefit (b)	(3,860)	(7,434)	—	(33,987)	286	10,133	—	(34,861)
Net income (loss)	12,224	23,540	—	107,622	(968)	(19,517)	—	122,904
Net loss (income) attributable to noncontrolling interests	—	—	—	—	—	(17)	711	694
Net income (loss) attributable to Nelnet, Inc.	$12,224	23,540	—	107,622	(968)	(19,534)	711	123,598

(a) On December 21, 2020, the Company deconsolidated ALLO from the Company’s consolidated financial statements. Accordingly, there are no operating results for the (former) Communications operating segment in 2021.
(b) Income taxes for the Nelnet Bank operating 0segment reflect Nelnet Bank's actual tax expense/benefit as allocated and reflected in its Call Report filed with the Federal Deposit Insurance Corporation. Income taxes for all other operating segments are allocated based on 24% of that segment's income before taxes. The difference between the consolidated income tax expense and the sum of taxes calculated for each operating segment is included in income taxes in Corporate and Other Activities.

	Three months ended December 31, 2020
	Loan Servicing and Systems	Education Technology, Services, and Payment Processing	Communications (a)	Asset Generation and Management	Nelnet Bank	Corporate and Other Activities	Eliminations	Total
Total interest income	$33	259	2	137,005	414	1,378	(253)	138,838
Interest expense	24	—	—	52,664	41	(195)	(253)	52,282
Net interest income (expense)	9	259	2	84,341	373	1,573	—	86,556
Less (negative provision) provision for loan losses	—	—	—	(10,447)	330	—	—	(10,116)
Net interest income after provision for loan losses	9	259	2	94,788	43	1,573	—	96,672
Other income/expense:
Loan servicing and systems revenue	113,990	—	—	—	—	—	—	113,990
Intersegment revenue	8,642	3	—	—	—	—	(8,645)	—
Education technology, services, and payment processing revenue	—	65,097	—	—	—	—	—	65,097
Communications revenue	—	—	19,253	—	—	—	—	19,253
Other	2,524	—	304	2,239	48	(17,465)	—	(12,350)
Gain on sale of loans	—	—	—	—	—	—	—	—
Gain from deconsolidation of ALLO	—	—	—	—	—	258,588	—	258,588
Impairment expense and provision for beneficial interests, net	—	—	—	9,696	—	—	—	9,696
Derivative settlements, net	—	—	—	(3,988)	—	—	—	(3,988)
Derivative market value adjustments, net	—	—	—	(7,071)	—	—	—	(7,071)
Total other income/expense	125,156	65,100	19,557	876	48	241,123	(8,645)	443,215
Cost of services:
Cost to provide education technology, services, and payment processing services	—	18,782	—	—	—	—	—	18,782
Cost to provide communications services	—	—	5,573	—	—	—	—	5,573
Total cost of services	—	18,782	5,573	—	—	—	—	24,355
Operating expenses:
Salaries and benefits	73,720	25,169	14,464	446	36	22,776	—	136,612
Depreciation and amortization	9,669	2,344	10,106	—	—	9,232	—	31,350
Other expenses	14,143	3,022	3,645	3,554	135	20,892	—	45,391
Intersegment expenses, net	15,817	3,927	82	9,332	—	(20,513)	(8,645)	—
Total operating expenses	113,349	34,462	28,297	13,332	171	32,387	(8,645)	213,353
Income (loss) before income taxes	11,816	12,115	(14,311)	82,332	(80)	210,309	—	302,179
Income tax (expense) benefit	(2,836)	(2,908)	3,434	(19,760)	20	(48,524)	—	(70,573)
Net income (loss)	8,980	9,207	(10,877)	62,572	(60)	161,785	—	231,606
Net loss (income) attributable to noncontrolling interests	—	—	—	—	—	3,385	—	3,385
Net income (loss) attributable to Nelnet, Inc.	$8,980	9,207	(10,877)	62,572	(60)	165,170	—	234,991

(a) On December 21, 2020, the Company deconsolidated ALLO from the Company’s consolidated financial statements. Accordingly, the operating results for the Communications operating segment in the table above are for the period from October 1 2020 through December 21, 2020.

	Three months ended March 31, 2020
	Loan Servicing and Systems	Education Technology, Services, and Payment Processing	Communications	Asset Generation and Management	Nelnet Bank (a)	Corporate and Other Activities	Eliminations	Total
Total interest income	$317	1,991	—	185,926	—	1,555	(598)	189,191
Interest expense	44	17	—	133,249	—	1,407	(598)	134,118
Net interest income (expense)	273	1,974	—	52,677	—	148	—	55,073
Less (negative provision) provision for loan losses	—	—	—	76,299	—	—	—	76,299
Net interest income after provision for loan losses	273	1,974	—	(23,622)	—	148	—	(21,226)
Other income/expense:
Loan servicing and systems revenue	112,735	—	—	—	—	—	—	112,735
Intersegment revenue	11,054	11	—	—	—	—	(11,065)	—
Education technology, services, and payment processing revenue	—	83,675	—	—	—	—	—	83,675
Communications revenue	—	—	18,181	—	—	—	—	18,181
Other	2,630	—	353	3,215	—	2,083	—	8,281
Gain on sale of loans	—	—	—	18,206	—	—	—	18,206
Impairment expense and provision for beneficial interests, net	—	—	—	(26,303)	—	(7,783)	—	(34,087)
Derivative settlements, net	—	—	—	4,237	—	—	—	4,237
Derivative market value adjustments, net	—	—	—	(20,602)	—	—	—	(20,602)
Total other income/expense	126,419	83,686	18,534	(21,247)	—	(5,700)	(11,065)	190,626
Cost of services:
Cost to provide education technology, services, and payment processing services	—	22,806	—	—	—	—	—	22,806
Cost to provide communications services	—	—	5,582	—	—	—	—	5,582
Total cost of services	—	22,806	5,582	—	—	—	—	28,388
Operating expenses:
Salaries and benefits	70,493	23,696	5,416	443	—	19,830	—	119,878
Depreciation and amortization	8,848	2,387	10,507	—	—	5,907	—	27,648
Other expenses	17,489	6,092	3,689	3,717	—	12,398	—	43,384
Intersegment expenses, net	16,239	3,327	624	11,916	—	(21,041)	(11,065)	—
Total operating expenses	113,069	35,502	20,236	16,076	—	17,094	(11,065)	190,910
Income (loss) before income taxes	13,623	27,352	(7,284)	(60,945)	—	(22,646)	—	(49,898)
Income tax (expense) benefit	(3,269)	(6,565)	1,748	14,627	—	3,592	—	10,133
Net income (loss)	10,354	20,787	(5,536)	(46,318)	—	(19,054)	—	(39,765)
Net loss (income) attributable to noncontrolling interests	—	—	—	—	—	(767)	—	(767)
Net income (loss) attributable to Nelnet, Inc.	$10,354	20,787	(5,536)	(46,318)	—	(19,821)	—	(40,532)

(a) Nelnet Bank launched operations on November 2, 2020. Accordingly, there are no operating results for the Nelnet Bank operating segment in the three months ended March 31, 2020.

Net Interest Income, Net of Settlements on Derivatives
The following table summarizes the components of “net interest income” and “derivative settlements, net.”
Derivative settlements represent the cash paid or received during the current period to settle with derivative instrument counterparties the economic effect of the Company's derivative instruments based on their contractual terms. Derivative accounting requires that net settlements with respect to derivatives that do not qualify for "hedge treatment" under GAAP be recorded in a separate income statement line item below net interest income. The Company maintains an overall risk management strategy that incorporates the use of derivative instruments to reduce the economic effect of interest rate volatility. As such, management believes derivative settlements for each applicable period should be evaluated with the Company’s net interest income as presented in the table below. Net interest income (net of settlements on derivatives) is a non-GAAP financial measure, and the Company reports this non-GAAP information because the Company believes that it provides additional information regarding operational and performance indicators that are closely assessed by management. There is no comprehensive, authoritative guidance for the presentation of such non-GAAP information, which is only meant to supplement GAAP results by providing additional information that management utilizes to assess performance. See "Derivative Settlements" included in this supplement for the net settlement activity recognized by the Company for each type of derivative for the periods presented in the table below.

	Three months ended
	March 31, 2021	December 31, 2020	March 31, 2020
Variable loan interest margin	$61,444	44,008	30,367
Settlements on associated derivatives (a)	(19)	(60)	2,112
Variable loan interest margin, net of settlements on derivatives	61,425	43,948	32,479
Fixed rate floor income	35,539	36,202	18,758
Settlements on associated derivatives (b)	(4,285)	(3,928)	2,125
Fixed rate floor income, net of settlements on derivatives	31,254	32,274	20,883
Investment interest	4,986	6,164	7,398
Corporate debt interest expense	(639)	182	(1,450)
Net interest income (net of settlements on derivatives)	$97,026	82,568	59,310

(a)    Includes the net settlements (paid) received related to the Company’s 1:3 basis swaps.
(b)    Includes the net settlements (paid) received related to the Company’s floor income interest rate swaps.

Loan Servicing and Systems Revenue
The following table provides disaggregated revenue by service offering for the Loan Servicing and Systems operating segment.

	Three month ended
	March 31, 2021	December 31, 2020	March 31, 2020
Government servicing - Nelnet	$34,872	34,493	38,650
Government servicing - Great Lakes	43,302	42,862	46,446
Private education and consumer loan servicing	8,548	7,759	8,609
FFELP servicing	4,670	4,740	5,614
Software services	8,454	9,604	11,318
Outsourced services	11,671	14,532	2,098
Loan servicing and systems revenue	$111,517	113,990	112,735

Loan Servicing Volumes

	As of
	December 31, 2019	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020	March 31, 2021
Servicing volume (dollars in millions):
Nelnet:
Government	$183,790	185,477	185,315	189,932	191,678	195,875
FFELP	33,185	32,326	31,392	31,122	30,763	30,084
Private and consumer	16,033	16,364	16,223	16,267	16,226	21,397
Great Lakes:
Government	239,980	243,205	243,609	249,723	251,570	257,806
Total	$472,988	477,372	476,539	487,044	490,237	505,162

Number of servicing borrowers:
Nelnet:
Government	5,574,001	5,498,872	5,496,662	5,604,685	5,645,946	5,664,094
FFELP	1,478,703	1,423,286	1,370,007	1,332,908	1,300,677	1,233,461
Private and consumer	682,836	670,702	653,281	649,258	636,136	882,477
Great Lakes:
Government	7,396,657	7,344,509	7,346,691	7,542,679	7,605,984	7,637,270
Total	15,132,197	14,937,369	14,866,641	15,129,530	15,188,743	15,417,302

Number of remote hosted borrowers:	6,433,324	6,354,158	6,264,559	6,251,598	6,555,841	4,307,342

Private Education Loan Servicing
In December of 2020, Wells Fargo announced the sale of its approximately $10.0 billion portfolio of private education student loans representing approximately 445,000 borrowers. In conjunction with the sale, the Company was selected as servicer of the portfolio. During March 2021, approximately 261,000 borrowers were converted to the Company's servicing platform, with the remaining borrowers converted in April 2021.

Education Technology, Services, and Payment Processing
The following table provides disaggregated revenue by servicing offering for the Education Technology, Services, and Payment Processing operating segment.

	Three months ended
	March 31, 2021	December 31, 2020	March 31, 2020
Tuition payment plan services	$29,550	23,663	31,587
Payment processing	33,038	25,975	31,742
Education technology and services	32,322	15,065	20,054
Other	348	394	292
Education technology, services, and payment processing revenue	$95,258	65,097	83,675

Other Income/Expense
The following table summarizes the components of "other" in "other income/expense" on the consolidated statements of operations:

	Three months ended
	March 31, 2021	December 31, 2020	March 31, 2020
Income/gains from investments, net	$8,498	3,858	(1,025)
Investment advisory services	2,697	2,688	2,802
ALLO preferred return	2,321	386	—
Management fee revenue	1,113	2,524	2,630
Borrower late fee income	442	816	3,188
Loss from ALLO voting membership interests investment	(22,219)	(2,793)	—
Loss from solar investments	(1,679)	(24,785)	(2,839)
Other	4,223	4,956	3,525
	$(4,604)	(12,350)	8,281

Derivative Settlements
The following table summarizes the components of "derivative settlements, net" included in the attached consolidated statements of operations.

	Three months ended
	March 31, 2021	December 31, 2020	March 31, 2020
1:3 basis swaps	$(19)	(60)	2,112
Interest rate swaps - floor income hedges	(4,285)	(3,928)	2,125
Total derivative settlements - (expense) income	$(4,304)	(3,988)	4,237

Loans and Accrued Interest Receivable and Allowance for Loan Losses
Loans and accrued interest receivable and allowance for loan losses consisted of the following:

	As of	As of	As of
	March 31, 2021	December 31, 2020	March 31, 2020
Federally insured student loans:
Stafford and other	$4,283,566	4,383,000	4,645,574
Consolidation	14,321,817	14,746,173	15,539,478
Total	18,605,383	19,129,173	20,185,052
Private education loans	314,048	320,589	274,210
Private education loans - Nelnet Bank	79,231	17,543	—
Consumer loans	110,792	109,346	145,803
	19,109,454	19,576,651	20,605,065
Accrued interest receivable	794,561	794,611	766,773
Loan discount, net of unamortized loan premiums and deferred origination costs	(9,091)	(9,908)	(4,762)
Allowance for loan losses:
Federally insured loans	(121,846)	(128,590)	(146,759)
Private education loans	(20,670)	(19,529)	(23,056)
Private education loans - Nelnet Bank	(744)	(323)	—
Consumer loans	(14,134)	(27,256)	(39,053)
	$19,737,530	20,185,656	21,158,208

The Company's total allowance for loan losses of $157.4 million at March 31, 2021 represents reserves equal to 0.7% of the Company's federally insured loans (or 25.5% of the risk sharing component of the loans that is not covered by the federal guaranty), 5.4% of the Company's private education loans, and 12.8% of the Company's consumer loans.
Loan Activity
The following table sets forth the activity of the Company's loan portfolio:

	Three months ended
	March 31, 2021	December 31, 2020	March 31, 2020
Beginning balance	$19,576,651	19,519,566	20,798,719
Loan acquisitions:
Federally insured student loans	64,731	380,402	349,061
Private education loans	21,812	71,140	47,605
Consumer loans	19,456	24,728	62,831
Total loan acquisitions	105,999	476,270	459,497
Loan originations - Nelnet Bank	64,909	17,543	—
Repayments, claims, capitalized interest, and other	(408,560)	(283,881)	(312,579)
Consolidation loans lost to external parties	(229,545)	(152,847)	(216,327)
Consumer loans sold	—	—	(124,245)
Ending balance	$19,109,454	19,576,651	20,605,065

The Company has also purchased partial ownership in certain federally insured and consumer loan securitizations. As of the latest remittance reports filed by the various trusts prior to March 31, 2021, the Company’s ownership correlates to approximately $500 million and $230 million of federally insured and consumer loans, respectively, included in these securitizations.

Loan Spread Analysis
The following table analyzes the loan spread on AGM’s portfolio of loans, which represents the spread between the yield earned on loan assets and the costs of the liabilities and derivative instruments used to fund the assets.

	Three months ended
	March 31, 2021	December 31, 2020	March 31, 2020
Variable loan yield, gross	2.71%	2.76%	3.98%
Consolidation rebate fees	(0.84)	(0.84)	(0.83)
Discount accretion, net of premium and deferred origination costs amortization	0.00	0.01	0.01
Variable loan yield, net	1.87	1.93	3.16
Loan cost of funds - interest expense (a)	(1.07)	(1.08)	(2.58)
Loan cost of funds - derivative settlements (b) (c)	(0.00)	(0.00)	0.04
Variable loan spread	0.80	0.85	0.62
Fixed rate floor income, gross	0.74	0.73	0.36
Fixed rate floor income - derivative settlements (b) (d)	(0.09)	(0.08)	0.04
Fixed rate floor income, net of settlements on derivatives	0.65	0.65	0.40
Core loan spread	1.45%	1.50%	1.02%

Average balance of AGM's loans	$19,494,002	19,753,650	20,793,758
Average balance of AGM's debt outstanding	19,156,797	19,402,942	20,616,771

(a)    In the first quarter of 2021, the Company reversed a historical accrued interest liability of $23.8 million on certain bonds, which liability the Company determined is no longer probable of being required to be paid. The liability was initially recorded when certain asset-backed securitizations were acquired in 2011 and 2013. The reduction of this liability is reflected in (a reduction of) "interest on bonds and notes payable and bank deposits" in the consolidated statements of operations and the impact of this reduction to interest expense was excluded in the table above.
(b)    Derivative settlements represent the cash paid or received during the current period to settle with derivative instrument counterparties the economic effect of the Company's derivative instruments based on their contractual terms. Derivative accounting requires that net settlements with respect to derivatives that do not qualify for "hedge treatment" under GAAP be recorded in a separate income statement line item below net interest income. The Company maintains an overall risk management strategy that incorporates the use of derivative instruments to reduce the economic effect of interest rate volatility. As such, management believes derivative settlements for each applicable period should be evaluated with the Company’s net interest income (loan spread) as presented in this table. The Company reports this non-GAAP information because it believes that it provides additional information regarding operational and performance indicators that are closely assessed by management. There is no comprehensive, authoritative guidance for the presentation of such non-GAAP information, which is only meant to supplement GAAP results by providing additional information that management utilizes to assess performance. See "Derivative Settlements" included in this supplement for additional information on the Company's derivative instruments, including the net settlement activity recognized by the Company for each type of derivative for the periods presented in the table.
A reconciliation of core loan spread, which includes the impact of derivative settlements on loan spread, to loan spread without derivative settlements follows.

	Three months ended
	March 31, 2021	December 31, 2020	March 31, 2020
Core loan spread	1.45%	1.50%	1.02%
Derivative settlements (1:3 basis swaps)	0.00	0.00	(0.04)
Derivative settlements (fixed rate floor income)	0.09	0.08	(0.04)
Loan spread	1.54%	1.58%	0.94%

(c)    Derivative settlements consist of net settlements (paid) received related to the Company’s 1:3 basis swaps.
(d)    Derivative settlements consist of net settlements (paid) received related to the Company’s floor income interest rate swaps.

A trend analysis of AGM's core and variable student loan spreads is summarized below.

Core and Variable Loan Spreads
Asset / Liability Base Rate Spread (a)
1.60%
1.40%
1.20%
1.00%
0.80%
0.60%
0.45%
0.40%
0.35%
0.30%
0.25%
0.20%
0.15%
0.10%
0.05%
0.00%
-0.05%
-0.10%
1.14%
1.02%
1.35%
1.46%
1.50%
1.45%
0.12%
0.29%
0.41%
0.14%
0.12%
0.25%
0.76%
0.62%
0.74%
0.80%
0.85%
0.80%
Q4 19
Q1 20
Q2 20
Q3 20
Q4 20
Q1 21
Core
Variable
Asset/Liability Base Rate Spread

(a)    The interest earned on a large portion of AGM's FFELP student loan assets is indexed to the one-month LIBOR rate. AGM funds a portion of its assets with three-month LIBOR indexed floating rate securities. The relationship between the indices in which AGM earns interest on its loans and funds such loans has a significant impact on loan spread. This table (the right axis) shows the difference between AGM's liability base rate and the one-month LIBOR rate by quarter.
The difference between variable loan spread and core loan spread is fixed rate floor income earned on a portion of AGM's federally insured student loan portfolio. A summary of fixed rate floor income and its contribution to core loan spread follows:

	Three months ended
	March 31, 2021	December 31, 2020	March 31, 2020
Fixed rate floor income, gross	$35,539	36,202	18,758
Derivative settlements (a)	(4,285)	(3,928)	2,125
Fixed rate floor income, net	$31,254	32,274	20,883
Fixed rate floor income contribution to spread, net	0.65%	0.65%	0.40%

(a)    Derivative settlements consist of net settlements (paid) received related to the Company's derivatives used to hedge student loans earning fixed rate floor income.

Fixed Rate Floor Income

The following table shows the Company’s federally insured student loan assets that were earning fixed rate floor income as of March 31, 2021.

Fixed interest rate range	Borrower/lender weighted average yield	Estimated variable conversion rate (a)	Loan balance
< 3.0%	2.88%	0.24%	$1,148,014
3.0 - 3.49%	3.19%	0.55%	1,457,170
3.5 - 3.99%	3.65%	1.01%	1,399,853
4.0 - 4.49%	4.20%	1.56%	1,048,179
4.5 - 4.99%	4.71%	2.07%	652,729
5.0 - 5.49%	5.22%	2.58%	435,515
5.5 - 5.99%	5.67%	3.03%	292,332
6.0 - 6.49%	6.19%	3.55%	335,607
6.5 - 6.99%	6.70%	4.06%	328,879
7.0 - 7.49%	7.17%	4.53%	121,487
7.5 - 7.99%	7.71%	5.07%	221,019
8.0 - 8.99%	8.18%	5.54%	525,096
> 9.0%	9.05%	6.41%	198,084
			$8,163,964

(a)    The estimated variable conversion rate is the estimated short-term interest rate at which loans would convert to a variable rate. As of March 31, 2021, the weighted average estimated variable conversion rate was 1.94% and the short-term interest rate was 12 basis points.
The following table summarizes the outstanding derivative instruments as of March 31, 2021 used by the Company to economically hedge loans earning fixed rate floor income.

Maturity	Notional amount	Weighted average fixed rate paid by the Company (a)

2021	$600,000	2.15%
2022 (b)	500,000	0.94
2023	900,000	0.62
2024 (c)	2,500,000	0.35
2025	500,000	0.35
	$5,000,000	0.67%

(a)    For all interest rate derivatives, the Company receives discrete three-month LIBOR.
(b)    $250.0 million of these derivatives have forward effective start dates in June 2021.
(c)    $500.0 million of these derivatives have forward effective start dates in June 2021.